Exhibit 99.1

Investor Contact:
Jacquie Ross
(408) 863-2917
jross@borland.com

Media Contact:
Kathryn Quigley
(408) 863-2911
kquigley@borland.com

BORLAND ANNOUNCES FOURTH QUARTER
AND 2003 YEAR END FINANCIAL RESULTS
2003 Revenues Increase by 21%

SCOTTS VALLEY, Calif. – January 29, 2004 – Borland Software Corporation (Nasdaq NM: BORL) today announced financial results for the fourth quarter and year ended December 31, 2003.

Revenues for the fourth quarter were $74.0 million, an increase of 10% over $67.1 million reported in the fourth quarter of 2002, and an increase of 5% over $70.6 million reported in the third quarter of 2003.

GAAP net loss for the fourth quarter was $5.7 million, or $(0.07) per basic and diluted share, which compares to GAAP net income of $3.1 million, or $0.04 per basic and diluted share, in the fourth quarter of 2002, and to a GAAP net loss of $12.2 million, or $(0.15) per diluted share, in the third quarter of 2003.

Non-GAAP net income for the fourth quarter was $4.7 million, or $0.06 per diluted share, which compares to non-GAAP net income of $5.8 million, or $0.08 per diluted share, in the fourth quarter of 2002, and to non-GAAP net income of $0.1 million, or break-even on a per share basis, in the third quarter of 2003.

For the fiscal year ended December 31, 2003, revenues were $295.2 million, an increase of 21% over fiscal year 2002. GAAP net loss for fiscal year 2003 was $40.5 million, or $(0.51) per basic and diluted share, as compared to GAAP net income of $17.4 million, or $0.23 per diluted share, reported in 2002. Non-GAAP net income for the 2003 fiscal year was $8.5 million, or $0.10 per diluted share, as compared to non-GAAP net income of $23.8 million, or $0.32 per diluted share, reported in fiscal 2002.

The company closed 2003 with $202.6 million in cash and short-term equivalents and no long-term debt.

“I am pleased to announce solid fourth quarter financial results that exceeded the guidance we provided at the beginning of last quarter and reiterated in December,” said Dale L. Fuller, Borland’s President and Chief Executive Officer. “Although we benefited from seasonal strength in the fourth quarter, we believe that these results also reflect improvements we made in 2003 to the company’s management team and structure. Borland has always been known for technology excellence, and I believe we now have a solid framework from which we can exploit the application lifecycle opportunity in 2004 and beyond.”

Kenneth R. Hahn, Borland’s senior vice president and chief financial officer added, “We are pleased with our overall financial performance in the quarter, where we increased revenue, improved operating performance, and posted solid net income growth. More importantly, however, we believe that the improvements we made in both our cost structure and operations have set the stage for a more profitable 2004.”

Customers purchasing one or more products from Borland’s best-in-class application lifecycle platform in the quarter included: Candle Software, Cisco, FedEx, Fujitsu, Hitachi, Lockheed Martin, Orasi, Pfizer, Quest, and Raytheon.

In calculating non-GAAP net income and net income per share, Borland excludes, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and other charges. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook

Management provided the following financial guidance:

For the quarter ending March 31, 2004, on a GAAP basis:
•	The company expects revenues will in the range of $71 - $75 million.
•	Forecast earnings per share should be in the range of $(0.03) to $(0.01).

For the quarter ending March 31, 2004, on a non-GAAP basis:
•	Forecast earnings per share should be in the range of $0.03 to $0.05.

The following table shows our non-GAAP anticipated results for the quarter ending March 31, 2004 reconciled to the GAAP anticipated results for the quarter ending March 31, 2004. Our non-GAAP anticipated results exclude, as applicable, amortization of intangible assets, acquisition-related expenses, and other charges.

	Estimated per Share
	Low	High
	(unaudited)

GAAP net loss	$(0.03)	$(0.01)
Amortization of intangible assets	0.05	0.05
Acquisition-related expenses	0.01	0.01

Non-GAAP net income	$0.03	$0.05

Given the difficulty of predicting levels of revenues and expenses for the first quarter of 2004 and the correlation of restructuring charges, if any, to these amounts, the company cannot provide further non-GAAP to GAAP reconciliation without an unreasonable effort.

Earnings Conference Call Information

The Borland Software Corporation fourth quarter and year end teleconference and simultaneous webcast is scheduled to begin at 2:30 p.m., Pacific Time, on Thursday, January 29, 2004. To access the live webcast, please visit Borland’s website at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100 at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends, and will be available through midnight February 8, 2004. The replay number is (888) 286-8010, or (617) 801-6888 for international callers, and the passcode is 85711631. Separately, the archived webcast will be available on our website following the call. Any financial or statistical information posted on the company’s website in connection with the teleconference will be available at: www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100.

Non-GAAP Financial Measures

Borland continues to provide all information required in accordance with generally accepted accounting practices (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Borland uses calculations of non-GAAP net income and net income per share, each of which excludes restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other income and one-time charges and benefits, internally to evaluate its ongoing operations and to allocate resources within the organization.

Borland’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what management believes to be Borland’s ongoing business operations. Management believes that the inclusion of this non-GAAP net income calculation provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland’s industry. Investors should note, however, that the non-GAAP financial measures used by Borland may not be the same non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the non-GAAP measures of net income and net income per share that exclude such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods. Whenever Borland uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its non-GAAP net income and net income per share calculations. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented.

In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses, as well as certain one-time charges that do not relate to ongoing operations, from its non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and non-GAAP financial measures that exclude such expenses provides management with a comparative measure between product lines when allocating available resources. Borland believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

About Borland

Borland Software Corporation (Nasdaq NM: BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland enables enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements including statements regarding Borland’s strategic focus and near-term and long-term outlook. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: our ability to sell multi-product solutions for the application development lifecycle; our ability to integrate new members of our executive management and sales management teams; the changing nature of the markets in which we operate, namely the maturing of certain target markets and the uncertainty regarding the growth in other target markets; the effect of some of our competitors making products that compete with our products available to their customers for no or a very low fee; potential disruption to our operations and to our sales efforts as a result of our recent reduction in force; market acceptance of new or enhanced products or services developed, marketed or sold by us; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its 2002 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

BORLAND SOFTWARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Dec 31, 2003	Dec 31, 2002
ASSETS
Cash, cash equivalents and short-term investments	$202,645	$296,156
Accounts receivable, net	54,989	47,238
Property held for sale	—	9,935
Property and equipment, net	20,377	7,966
Goodwill and acquired intangibles	210,055	45,000
Other assets	23,723	26,831

Total assets	$511,789	$433,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$48,330	$35,619
Other current liabilities	82,733	82,120

Total current liabilities	131,063	117,739

Other long-term liabilities	12,856	14,656
Stockholders’ equity	367,870	300,731

Total liabilities and stockholders’ equity	$511,789	$433,126

BORLAND SOFTWARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Revenues
Licenses and other	$54,083	$56,423	$219,044	$204,481
Services	19,940	10,637	76,192	40,098

Total revenues	74,023	67,060	295,236	244,579

Cost of revenues
Licenses and other	3,106	3,904	12,650	15,222
Services	6,008	5,235	26,898	20,798

Cost of revenues	9,114	9,139	39,548	36,020

Gross profit	64,909	57,921	255,688	208,559

Operating expenses
Research and development	15,219	13,404	64,251	50,796
Selling, general and administrative	44,230	37,098	180,558	132,946
Restructuring, amortization of intangibles and acquisition-related expenses	11,591	1,214	50,813	5,686

Total operating expenses	71,040	51,716	295,622	189,428

Operating income (loss)	(6,131)	6,205	(39,934)	19,131
Interest income, net and other	460	1,555	3,360	6,869
Loss on write-down of investments and long-term asset	—	(2,916)	—	(2,916)

Income (loss) before taxes	(5,671)	4,844	(36,574)	23,084
Provision for income taxes	21	1,709	3,971	5,724

Net income (loss)	$(5,692)	$3,135	$(40,545)	$17,360

Income (loss) per share - Basic	$(0.07)	$0.04	$(0.51)	$0.24
Income (loss) per share - Diluted	$(0.07)	$0.04	$(0.51)	$0.23

Shares used in calculation of basic income (loss) per share	80,681	71,671	80,249	71,423
Shares used in calculation of diluted income (loss) per share	80,681	75,040	80,249	74,769

BORLAND SOFTWARE CORPORATION NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002
Revenues
Licenses and other	$54,083	$56,423	$219,044	$204,481
Services	19,940	10,637	76,192	40,098

Total revenues	74,023	67,060	295,236	244,579

Cost of revenues
Licenses and other	3,106	3,904	12,650	15,222
Services	6,008	5,235	26,898	20,798

Cost of revenues	9,114	9,139	39,548	36,020

Gross profit	64,909	57,921	255,688	208,559

Operating expenses
Research and development	15,219	13,404	64,251	50,796
Selling, general and administrative	44,230	32,098	180,558	132,946
Restructuring, amortization of intangibles and acquisition-related expenses (1)	—	—	—	—

Total operating expenses	59,449	50,502	244,809	183,742

Operating income	5,460	7,419	10,879	24,817
Interest income, net and other	460	1,555	2,860	6,869
Loss on write-down of investments and long-term assets	—	—	—	—

Income before taxes	5,920	8,974	13,739	31,686
Provision for income taxes (2)	1,255	3,166	5,205	7,857

Net income	$4,665	$5,808	$8,534	$23,829

Income per share - Basic	$0.06	$0.08	$0.11	$0.33
Income per share - Diluted	$0.06	$0.08	$0.10	$0.32

Shares used in the calculation of basic income per share	80,681	71,671	80,249	71,423
Shares used in the calculation of diluted income per share	82,159	75,040	82,422	74,769

(1)

Non-GAAP net income for the quarter and year ended December 31, 2003 excludes approximately $11.6 million and $50.8 million, respectively, in, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges. Non-GAAP net income for the quarter and year ended December 31, 2002 excludes approximately $1.2 million and $5.7 million, respectively, in, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges.

(2)

Non-GAAP net income for the quarter and year ended December 31, 2003 includes an adjustment to increase our tax provision in the amount of $1.2 million. This adjustment reflects the anticipated income tax benefits from our restructuring activity in certain foreign locations. Non-GAAP net income for the quarter and year ended December 31, 2002 includes an adjustment to increase our tax provision by $1.5 million and $2.1 million to adjust for the tax effect of our non-GAAP adjustments.

Reconciliation

In calculating non-GAAP net income and net income per share, Borland utilizes a non-GAAP financial measure. Investors are encouraged to review the reconciliation of non-GAAP net income and net income per share to the most directly comparable GAAP measures as provided below.

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002
	(in thousands, except per share data, unaudited)

GAAP net income (loss)	$(5,692)	$3,135	$(40,545)	$17,360
Restructuring	4,116	300	13,091	681
Amortization of intangibles	5,566	1,012	22,560	1,670
Acquisition-related expenses	1,909	1,190	10,562	4,623
In-process research and development	—	300	4,600	300
Non-recurring benefit	—	(1,588)	—	(1,588)
(Gain) Loss on write-down of long-term assets	—	2,916	(500)	2,916
Adjustment to provision for income taxes	(1,234)	(1,457)	(1,234)	(2,133)

Non-GAAP net income	$4,665	$5,808	$8,534	$23,829
Basic Non-GAAP net income per share	$0.06	$0.08	$0.11	$0.33
Shares used in computing basic net income per share	80,681	71,671	80,249	71,423
Diluted Non-GAAP net income per share	$0.06	$0.08	$0.10	$0.32
Shares used in computing diluted net income per share	82,159	75,040	82,422	74,769